Exhibit 10.1 FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD CERTIFICATE (Performance- and Service-Based) Non-transferable GRANT TO _____________________ (the “Participant”) by ScanSource, Inc. (the “Company”) The Company hereby grants to Participant a performance-based and service-based Restricted Stock Unit (“PSU”) Award (the “Award”), which represents a contingent right to acquire shares of the Company’s common stock (the “Common Stock”), no par value per share (the “Shares”). The Award is subject to the terms and conditions set forth in this certificate (the “Award Certificate”), including Schedule A, which is attached hereto and expressly made a part of this Agreement, and the ScanSource, Inc. 2024 Omnibus Incentive Compensation Plan, as it may be amended and/or restated (the “Plan”), the terms of which are incorporated herein in their entirety. Participant: ___________________ Grant Date: ___________________ Service Requirement: Grant Date to [the third anniversary thereof] Performance Cycle: July 1, 20__ to June 30, 20__ The actual number of Shares, if any, subject to the Award that may be earned shall be determined based on the attainment of the performance goals specified in Schedule A, as determined by the Compensation Committee (the “Committee”) following the end of the Performance Cycle; provided, however, that no Shares shall vest and be distributable to the Participant unless the Participant is continuously employed by the Company through the end of the Service Requirement and the provisions of Section 2 of Schedule A are met, except as otherwise provided in Section 3 of the Award Certificate in the event of death, Disability or Retirement or in Section 4 of the Award Certificate in the event of a Change in Control. Number of Performance-Based Restricted Stock Units: The aggregate target number of PSUs for the Performance Cycle is ______ PSUs (the “Target PSUs”). The maximum number of PSUs that are eligible to be earned under the Award is between 0% and 200% of the Target PSUs as set forth in Schedule A.

Exhibit 10.1 IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused the Award Certificate to be executed effective as of the Grant Date. SCANSOURCE, INC. By: Its: Authorized Officer Grant Date:

Exhibit 10.1 AWARD CERTIFICATE TERMS AND CONDITIONS 1. Grant of Award. The Company hereby grants to the Participant, subject to the restrictions and the other terms and conditions set forth in the Plan and the Award Certificate, the number of Shares indicated on Schedule A hereto. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by the Company and that will be settled in shares of Common Stock if and only to the extent permitted under the Plan and the Award Certificate. Prior to issuance of any Shares upon vesting and payment of the Award, the Award shall represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. 2. Vesting and Earning of the Award. The number of Shares subject to the Award that may be earned during the Performance Cycle will be determined by the Committee following the end of the Performance Cycle, as provided in Schedule A; provided, however, that (except as otherwise provided in Section 3 or Section 4 below), the Award shall not vest, in whole or in part, and the Participant shall not be entitled to any of the Shares (that is, Shares subject to the Award shall remain subject to forfeiture), unless the Participant remains continuously employed by the Company from the Grant Date until the end of the Service Requirement. The Committee has sole discretion to determine if and the extent to which the Award has become earned and vested. One Share of Common Stock will be issuable for each PSU that is earned and vests. PSUs that have been earned and become vested are referred to herein as “Vested PSUs.” PSUs that have not become earned and vested and remain subject to forfeiture are referred to herein as “Unvested PSUs”. The Unvested PSUs and Vested PSUs are collectively referred to herein as the “PSUs”. The Award will terminate and the Unvested PSUs will be subject to forfeiture upon termination of the Participant’s employment as set forth in Section 3. 3. Effect of Termination; Forfeiture. (a) If the Participant’s employment with the Company terminates for any reason prior to June 30, 20__ other than as set forth in Section 3(b) or Section 4 below, then the Participant shall forfeit all of the Participant’s right, title and interest in the Award (and the underlying Shares), to the extent not vested and earned as of the date of the Participant’s termination of employment, and such Unvested PSUs shall revert to the Company (without the payment by the Company of any consideration for such Shares) immediately following the event of forfeiture. (b) Notwithstanding the provisions of Section 2, Schedule A and Section 3(a) herein, the Award shall be deemed earned and vested on the earliest to occur of the following: (i) Upon the termination of the Participant’s employment due to death or Disability prior to the end of the Service Requirement, (A) the Award shall be deemed earned as if the goal(s) for the Performance Cycle had been met at target and the earned PSUs will vest as of the termination of the Participant’s employment with the Company due to death or Disability, if the termination of the Participant’s employment occurs prior to completion of the Performance Cycle, or (B) the Award shall vest, with respect to the previously-earned PSUs, as of the termination of the Participant’s employment with the Company due to death or Disability, if the termination of the Participant’s employment occurs after completion of the Performance Cycle.

Exhibit 10.1 (ii) Upon the termination of the Participant’s employment due to Retirement prior to the end of the Service Requirement, the Participant shall be paid a pro rata award based on the number of completed days in service from the Grant Date until the end of the Service Requirement, (A) based on actual performance through the date of termination of the Participant’s employment, if the termination of the Participant’s employment occurs prior to completion of the Performance Cycle, or (B) with respect to previously-earned PSUs, if the termination of the Participant’s employment occurs after completion of the Performance Cycle. (c) Any amounts payable as provided herein shall be paid as described in Section 6. (d) “Cause” shall have the meaning given such term in the Plan, “Disability” shall have the meaning given such term in the Plan; and “Retirement” shall mean the meaning set forth in the Company’s Executive Severance Plan, as it may be amended and/or restated, (the “Executive Severance Plan”); provided, however, that, if on the Grant Date, the Participant is not a participant in the Executive Severance Plan, the meaning shall be the occurrence of both (i) the Participant’s Termination of Service (other than for Cause) on or after the date that Participant’s age plus years of employment with the Company and its Affiliates equals or exceeds sixty-five (65), and (ii) the Committee’s determination that the Participant’s termination qualifies as a retirement that is not in connection with a pending involuntary termination, including any notification of inclusion in a reduction in force, and, provided that, if the Committee has not made a determination within thirty (30) days of the Participant’s Termination of Service, the Participant’s termination shall be deemed to qualify as a retirement. For purposes of the Award, termination of employment will be construed consistent with a separation from service within the meaning of Section 409A of the Code. 4. Effect of Change in Control. In the event of a Change in Control prior to the end of the Service Requirement: (a) To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, the Award shall be deemed vested, earned and payable (A) based on attainment of the performance goal(s) at target with respect to the Performance Cycle that has not been completed as of the date of the Change in Control or (B) with respect to previously earned PSUs if the Performance Cycle has been completed by the time of the date of the Change in Control, provided the Participant remains continuously employed by the Company from the Grant Date until the time of the Change in Control. (b) The Award will nonetheless become vested, earned and payable as provided herein if the employment of the Participant is terminated by the Company or the Participant in contemplation of a Change in Control (whether or not the Change in Control is consummated) or, in the event that the Award is substituted, assumed or continued in connection with a Change in Control, within one year after the effective date of a Change in Control, in either event prior to the end of the Service Requirement, if such termination of employment (X) is by the Company not for Cause or (Y) is by the Participant for Good Reason. In such event, the Award shall be deemed vested, earned and payable (i) (A) based on actual performance through the date of termination of the Participant’s employment if the employment of the Participant is terminated by the Company or the Participant

Exhibit 10.1 in contemplation of a Change in Control (whether or not the Change in Control is consummated) and prior to completion of the Performance Cycle, or (B) with respect to previously-earned PSUs, if the employment of the Participant is terminated by the Company or the Participant in contemplation of a Change in Control (whether or not the Change in Control is consummated) and after completion of the Performance Cycle, and (ii) (A) as if the performance goal(s) had been met at target with respect to the Performance Cycle that has not been completed as of the date of the Change in Control if the employment of the Participant is terminated by the Company or the Participant within one year after the effective date of a Change in Control or (B) with respect to previously-earned PSUs with respect to the Performance Cycle that has been completed as of the date of the Change in Control if the employment of the Participant is terminated by the Company or the Participant within one year after the effective date of the Change in Control. The employment of the Participant will be deemed to have been terminated in contemplation of a Change in Control if the Participant’s employment terminates at any time during which (i) the Company has initiated a transaction process or is engaged in discussions with a third party about a specific transaction that, if consummated, would result in a Change in Control (and before complete abandonment of such discussions without the transaction being consummated) or (ii) the Company has become a party to a definitive agreement to consummate a transaction that would result in a Change in Control (and before complete termination of such agreement without the transaction being consummated). (c) Any amounts payable as provided herein shall be paid as described in Section 6. (d) “Change in Control” shall have the meaning given such term in the Plan, and “Good Reason” shall has the same definition as under any employment, change in control or service agreement between the Company or any Affiliate and the Participant or, if no such employment, change in control or service agreement exists or if such employment, change in control or service agreement does not contain any such definition, “Good Reason” shall mean, without the Participant’s consent, the following: (i) any action taken by the Company or an Affiliate which results in a material reduction in the Participant’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (A) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (B) any change in the geographic scope of the Participant’s authority, duties or responsibilities will not, in any event and standing alone, constitute a substantial reduction in the Participant’s authority, duties or responsibilities); (ii) the assignment to the Participant of duties that are materially inconsistent with Participant’s authority, duties or responsibilities; (iii) any material decrease in the Participant’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or after a Change in Control; (iv) other than for international employees, the relocation of the Participant to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Participant relocate his or her residence other than to that as of the date of grant of the Award, without the Participant’s express written consent to either such relocation, which in either event would increase the Participant’s commute by more than fifty (50) miles; provided, however, this subsection (iv) shall not apply in the case of business travel which requires the Participant to relocate temporarily for periods of ninety (90) days or less; or (v) the failure by the Company to pay to the Participant any portion of the Participant’s base salary or annual bonus within thirty (30) days after the date the same is due. Notwithstanding the above, and without limitation, Good Reason shall not include any resignation

Exhibit 10.1 by the Participant where Cause for the Participant’s termination by the Company or an Affiliate exists. The Participant must give the Company or an Affiliate that employs the Participant notice of any event or condition that would constitute Good Reason within thirty (30) days of the event or condition which would constitute Good Reason, and, upon the receipt of such notice, the Company or an Affiliate that employs the Participant shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30) day period, any termination of employment by the Participant for Good Reason must occur within thirty (30) days after the period for remedying such condition or event has expired. 5. Restrictions; Forfeiture. In addition to other terms and conditions stated in the Plan or the Award Certificate, the Award and the underlying Shares are subject to the following restrictions. No right or interest of the Participant in the Award, to the extent restricted, may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate or shall be subject to any lien, obligation or liability of the Participant to any other party other than the Company or an Affiliate. Except as otherwise provided in the Plan, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Prior to vesting and payment, the Shares subject to the Award may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Except as may be otherwise provided in the Plan or the Award Certificate, if the Participant’s employment with the Company terminates for any reason (whether by the Company or the Participant and whether voluntary or involuntary) prior to the end of the Service Requirement other than as set forth in Section 3(b) or Section 4 herein, then the Participant shall forfeit all of the Participant’s right, title and interest in and to the Award and the Shares to the extent the Award (and corresponding Shares) were not earned and vested as of the date the Participant’s status as a Participant terminated. The restrictions imposed under this Section 5 shall apply to all Shares or other securities issued with respect to Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock. 6. Settlement of Award; Delivery of Shares. No certificate or certificates for the Shares shall be issued at the time of grant of the Award. A certificate or certificates for the Shares underlying the Award (or, in the case of uncertificated Shares, other written evidence of ownership in accordance with applicable laws) shall be issued in the name of the Participant (or his beneficiary) only in the event, and to the extent, that the Award has been earned and vested. Notwithstanding the foregoing, the following provisions shall apply: (a) except with respect to distributions following termination of employment (that is, a “separation of service” under Code Section 409A) due to death, Disability or Retirement or in contemplation of a Change in Control or within one year after the effective date of a Change in Control, any Shares or other benefits payable pursuant to the Award shall, upon the earning and vesting of the Award, be distributed to the Participant (or his beneficiary) after the end of the Service Requirement and within the sixty (60) days following the end of the Service Requirement, and upon the earning and/or vesting of the Award in connection with a Change in Control be distributed to the Participant (or his beneficiary) within the sixty (60) days following the Change in Control; and (b) any distributions due to termination of employment as a result of death, Disability or Retirement or in contemplation of a Change in Control or within one (1) year after the effective date of a Change in Control shall be paid within sixty (60) days following the date of termination of employment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”), and the Participant shall not

Exhibit 10.1 have the right to designate the taxable year of the payment. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is due to separation from service, then such distribution shall be subject to delay as provided in Section 15.3 of the Plan (or any successor provision thereto). Notwithstanding the foregoing or anything herein to the contrary, the Committee, in its sole discretion and without the Participant’s consent, retains the right to provide for settlement of the Award in cash, in lieu of delivery of Shares, as provided in Section 3.2 of the Plan (or any successor provision thereto). 7. Voting and Dividend Rights. The Participant shall not be deemed to be the holder of any underlying Shares of the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and only to the extent that) the Award has become earned and vested and certificates for such Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided). 8. No Right of Continued Employment or to Future Awards. Nothing in the Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment at any time, nor confer upon the Participant any right to continue in the employ of the Company or any Affiliate. The grant of the Award does not create any obligation to grant further awards. 9. Tax Matters. The Participant will, no later than the date as of which any amount related to the Shares first becomes includable in the Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares (or other benefit) subject to the Award and that the Participant has been advised to consult with their own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and the Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant. 10. Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of the Award Certificate and the Award Certificate shall be

Exhibit 10.1 governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of the Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). The Award Certificate, including Schedule A attached hereto, sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. The Award Certificate may be amended as provided in the Plan. 11. Successors. The Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of the Award Certificate and the Plan. 12. Severability. If any one or more of the provisions contained in the Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of the Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included. 13. Notice. Notices and communications under the Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company. 14. Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of the Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Participant’s rights with respect to the Award may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company. 15. Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees to abide by all provisions of the Company’s Stock Ownership and Retention Policy, Compensation Recovery Policy and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

Exhibit 10.1 SCHEDULE A SCANSOURCE, INC. 2024 OMNIBUS INCENTIVE COMPENSATION PLAN Performance-Based Restricted Stock Unit Award Certificate (Performance-and Service-Based) This Schedule A sets forth the performance goals for the performance-based and service-based Restricted Stock Unit Award (the “Award”) under the ScanSource, Inc. 2024 Omnibus Incentive Compensation Plan, as it may be amended and/or restated (the “Plan”), evidenced by the Performance-Based Restricted Stock Unit Award Certificate (Performance- and Service-Based) (the “Award Certificate”) to which it is attached. Capitalized terms not expressly defined in this Schedule A but defined in the Plan or the Award Certificate shall have the same definitions as in the Plan and/or the Award Certificate, as applicable. 1. Target PSUs: The aggregate target number of PSUs for the Performance Cycle is: _____ PSUs (the “Target PSUs”). The maximum number of PSUs that are eligible to be earned under the Award is between 0% and 200% of the Target PSUs. 2. Applicable Performance Goals; Number of PSUs Earned: The actual number of PSUs, if any, that shall be earned is based on the following formula: The actual number of PSUs earned equals the sum (rounded down to the nearest whole share) of (i) the aggregate target number of the PSUs for the Performance Cycle multiplied by 50% of the “Normalized EPS Achievement” (as described below) and (ii) the aggregate target number of the PSUs for the Performance Cycle multiplied by 50% of the “Adjusted ROIC Achievement” (as described below); the total sum capped at no more than 200% of the aggregate target number of PSUs for the Performance Cycle. 3. Determination of Normalized EPS Achievement: The Normalized EPS Achievement will be determined from the charts below based on the Normalized EPS achieved during the Performance Cycle. To determine the Normalized EPS Achievement, calculate the Normalized EPS percentage payout achieved for each of the fiscal years within the Performance Cycle. If the Normalized EPS for the fiscal year is below threshold, then the percentage payout will be zero (0). If the Normalized EPS for the fiscal year is at threshold, then the percentage payout will be 30%. If the Normalized EPS for the fiscal year is at target, then the percentage payout will be 100%. If the Normalized EPS for the fiscal year is at or above maximum, then the percentage payout will be 200%. For Normalized EPS results between (i) threshold and target and (ii) target and maximum, the percentage payout will be calculated using interpolation. The percentage payouts for each fiscal year during the performance period will be averaged to determine Normalized EPS Achievement. For example, if the Normalized EPS achieved for the first, second and third fiscal years are at target, threshold, and target respectively, then the Normalized EPS Achievement will be 76.67%, which is the average of 100%, 30%, and 100%. The Normalized EPS Achievement may not exceed 200%.

Exhibit 10.1 Normalized EPS PSU Performance Metrics Threshold (30% Payout) Target (100% Payout) Maximum (200% Payout) Year 1 Year 2 Year 3 4. Determination of Adjusted ROIC Achievement. The Adjusted ROIC Achievement will be determined from the chart below based on the Adjusted ROIC achieved each year during the Performance Cycle. To determine the Adjusted ROIC Achievement, calculate the Adjusted ROIC percentage payout achieved for each of the fiscal years within the Performance Cycle. If Adjusted ROIC is below threshold, then the percentage payout will be zero (0). If Adjusted ROIC is at threshold, then the percentage payout will be 50%. If Adjusted ROIC is at target, then the percentage payout will be 100%. If Adjusted ROIC is at or above maximum, then the percentage payout will be 200%. For Adjusted ROIC results between (i) threshold and target and (ii) target and maximum, the percentage payout will be calculated using interpolation. The percentage payouts for each fiscal year during the performance period will be averaged to determine the Adjusted ROIC Achievement. For example, if the Adjusted ROIC achieved for the first, second and third fiscal years are below threshold, at target and above maximum respectively, then the Adjusted ROIC Achievement will be 100%, which is the average of 0%, 100% and 200%. The Adjusted ROIC Achievement may not exceed 200%. Adjusted ROIC PSU Performance Metrics Threshold (50% Payout) Target (100% Payout) Maximum (200% Payout) Year 1 Year 2 Year 3

Exhibit 10.1 5. Committee Certification: Notwithstanding the foregoing, the Award shall not be deemed payable, in whole or in part, until the Committee’s written certification regarding if and to the extent the applicable performance goals have been met. 6. Definitions: For purposes of this Schedule A, the following terms shall have the meanings set forth below: “Adjusted EBITDA” means the Company’s adjusted earnings before interest expense, income taxes, depreciation, and amortization; the calculation starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. “Adjusted ROIC” means the Company’s adjusted return on invested capital; the calculation equals Adjusted EBITDA divided by Invested Capital. “Invested Capital” means (i) the Company’s average equity for the applicable period, determined by calculating the equity value as of the beginning and ending of the performance period plus acquisition and divestiture costs, restructuring costs (net of tax) and discontinued operations net loss, plus (ii) the Company’s average daily funded interest-bearing debt for the applicable period. Average funded debt includes both continuing and discontinued operations and is calculated as the average daily amounts outstanding on the Company’s short-term and long-term interest-bearing debt. “Normalized EPS” means the Company’s aggregate earnings achieved for the fiscal year period adjusted to eliminate the effect of share buybacks, corporate tax rates, and mergers and acquisitions and normalized based on a Target Tax Rate divided by the weighted average number of shares outstanding as of June 30, 20__. “Target Tax Rate” means [the tax rate determined and approved by the Committee as of the Grant Date].